Exhibit 99.1
Lifetime Brands, Inc. Reports Third Quarter 2025 Financial Results
Strong Cost Controls and Project Concord Aiding Performance
Company Well Positioned to Capitalize on Industry Dislocation
GARDEN CITY, NY, November 6, 2025 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended September 30, 2025.
Rob Kay, Lifetime's Chief Executive Officer, commented, “While the current tariff environment has created near-term volatility, Lifetime has navigated challenges like this before, and our actions are positioning us to emerge stronger. With a fully implemented tariff-mitigation strategy, disciplined cost management, and the benefits of Project Concord, we’ve demonstrated our ability to adapt and execute. Periods of disruption often create opportunity, and we are seeing that play out today. Many in our industry are under pressure, and we are in the right position: financially, operationally, and strategically to capitalize on those dynamics. We continue to evaluate M&A opportunities that could further strengthen our market share and long-term competitive positioning. As the broader market stabilizes, we expect the progress we’ve made this year to translate into stronger performance, greater resilience, and renewed growth momentum ahead.”
Third Quarter Financial Results:
Consolidated net sales for the three months ended September 30, 2025 were $171.9 million, representing a decrease of $11.9 million, or 6.5%, as compared to net sales of $183.8 million for the corresponding period in 2024. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2025 average rates to 2024 local currency amounts, consolidated net sales decreased by $12.5 million, or 6.8%, as compared to consolidated net sales in the corresponding period in 2024. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended September 30, 2025 was $60.4 million, or 35.1%, as compared to $67.4 million, or 36.7%, for the corresponding period in 2024.
Selling, general and administrative expenses for the three months ended September 30, 2025 were $35.5 million, a decrease of $3.3 million, or 8.5%, as compared to $38.8 million for the corresponding period in 2024.
Income from operations was $6.7 million, as compared to income from operations of $8.6 million for the corresponding period in 2024.
Adjusted income from operations(1) was $11.5 million, as compared to $13.2 million for the corresponding period in 2024.
Net loss was $(1.2) million, or $(0.05) per diluted share, as compared to net income of $0.3 million, or $0.02 per diluted share, in the corresponding period in 2024.
Adjusted net income(1) was $2.5 million, or $0.11 per diluted share, as compared to $4.5 million, or $0.21 per diluted share, in the corresponding period in 2024.
Nine Months Financial Results:
Consolidated net sales for the nine months ended September 30, 2025 were $443.9 million, a decrease of $23.8 million, or 5.1%, as compared to net sales of $467.7 million for the corresponding period in 2024. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2025 average rates to 2024 local currency amounts, consolidated net sales decreased by $24.9 million, or 5.3%, as compared to consolidated net sales in the corresponding period in 2024. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the nine months ended September 30, 2025 was $161.9 million, or 36.5%, as compared to $179.5 million, or 38.4%, for the corresponding period in 2024.
Selling, general and administrative expenses for the nine months ended September 30, 2025 were $104.5 million, a decrease of $12.1 million, or 10.4%, as compared to $116.6 million for the corresponding period in 2024. Selling, general and administrative expenses for the current period includes a net legal settlement gain of $6.4 million.
Loss from operations was $(29.4) million, as compared to income from operations of $11.6 million for the corresponding period in 2024. Loss from operations for the current period includes a non-cash goodwill impairment charge of $33.2 million related to the U.S. segment. The charge was recognized following the completion of an interim goodwill impairment test performed during the second quarter of 2025. Subsequent to this impairment, the Company's goodwill balance is zero and therefore we expect in the future a more consistent alignment between GAAP accounting earnings and non-GAAP adjusted earnings.
Adjusted income from operations(1) was $11.5 million, as compared to $24.5 million for the corresponding period in 2024.
Net loss was $(45.1) million, or $(2.08) per diluted share, as compared to net loss of $(24.1) million, or $(1.12) per diluted share, in the corresponding period in 2024. Net loss for the current period includes a non-cash goodwill impairment charge of $33.2 million. Net loss for the prior period includes a non-cash charge of $14.2 million due to the Company's loss of significant influence in its equity investment in Grupo Vasconia.
Adjusted net loss(1) was $(5.4) million, or $(0.25) per diluted share, as compared to adjusted net income(1) of $0.7 million, or $0.03 per diluted share, in the corresponding period in 2024.
Adjusted EBITDA(1) was $47.2 million for the trailing twelve months ended September 30, 2025.
Liquidity as of September 30, 2025 was $50.9 million, consisting of $12.1 million of cash and cash equivalents, $25.2 million of availability under the ABL Agreement, limited by the Term Loan financial covenant, and $13.6 million of available funding under the Receivables Purchase Agreement.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.
Outlook
Given ongoing uncertainty surrounding tariffs and related trade dynamics, the Company will continue to refrain from issuing formal financial guidance for 2025. Nonetheless, management believes Project Concord is advancing as planned, positioning the International segment for enhanced efficiency, stronger margins, and improved long-term performance.
Dividend
On November 4, 2025, the Company's Board of Directors declared a quarterly dividend of $0.0425 per share of common stock payable on February 13, 2026 to stockholders of record on January 30, 2026.
Conference Call
The Company has scheduled a conference call for Thursday, November 6, 2025 at 11:00 a.m. (Eastern Time). The dial-in number for the conference call is 1-844-826-3035 (U.S.) or 1-412-317-5195 (International).
In addition, a live webcast of the conference call will be accessible through:
https://viavid.webcasts.com/starthere.jsp?ei=1739320&tp_key=782c76078e
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available on the Company’s investor relations website at https://lifetimebrands.gcs-web.com/ or via telephone replay by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and entering access code 10203990. The replay of the webcast will be available for one year.

Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including constant currency net sales, adjusted income from operations, adjusted net income (loss), adjusted diluted income (loss) per common share, adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company's management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Forward-Looking Statements
In this press release, the use of the words “advance,” “believe,” “continue,” “could,” “deliver,” “drive,” “enable,” “expect,” “gain,” “goal,” “grow,” “intend,” “maintain,” “manage,” “may,” “outlook,” “plan,” “positioned,” “project,” “projected,” “should,” “take,” “target,” “unlock,” “will,” “would”, or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, the Company’s financial guidance, the Company’s ability to navigate the current environment and advance the Company’s strategy, the Company’s commitment to increasing investments in future growth initiatives, the Company’s initiatives to create value, the Company’s efforts to mitigate geopolitical factors and tariffs, the Company’s current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as the Company’s continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; seasonality of the Company's cash flows; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; the highly seasonal nature of the Company’s business; the Company’s ability to drive future growth and profitability from its European operations; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could impact the Company’s customers and affect customer purchasing practices or consumer spending; customer ordering behavior; the performance of the Company’s newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which the Company or the Company’s suppliers do business; shortages of and price volatility for certain commodities; global health epidemic; social unrest, including related protests and disturbances; the emergence, continuation and consequences of geopolitical conditions, including political instability in the U.S. and abroad, unrest and sanctions, war, conflict, including the ongoing conflicts between Russia and the Ukraine, conflicts in the Middle East, and increasing tensions between China and Taiwan; legislative and regulatory risks, including those relating to the recent enactment of the One Big Beautiful Bill Act and the impact of a continued shutdown of the U.S. government; macro-economic challenges, including labor disputes, depreciation of the U.S. dollar, volatility in the capital markets, inflationary impacts and disruptions to the global supply chain; dependence on third-party manufacturers; increase in supply chain costs, including raw materials, sourcing, transportation and energy; the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures and/or economic sanctions implemented by the U.S. and other governments; impact of tariffs and trade policies, particularly with respect to China; the Company’s ability to successfully integrate acquired businesses; the Company’s expectations regarding customer purchasing practices and the future level of demand for the Company’s products; the Company’s ability to execute on the goals and strategies set forth in the Company’s Project Concord plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®,

Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, Rabbit®, and Dolly®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew®, Year & Day®, Dolly®, Royal Leerdam®, and ONIS®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather, Planet Box®, and Dolly®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
MZ North America
Shannon Devine
Main: 203-741-8811
LCUT@mzgroup.us

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$171,912	$183,837	$443,859	$467,745
Cost of sales	111,488	116,420	281,959	288,231
Gross margin	60,424	67,417	161,900	179,514
Distribution expenses	17,939	20,034	53,323	51,267
Selling, general and administrative expenses	35,488	38,770	104,451	116,637
Goodwill impairment	—	—	33,237	—
Restructuring expenses	304	—	304	—
Income (loss) from operations	6,693	8,613	(29,415)	11,610
Interest expense	(5,013)	(5,834)	(14,982)	(16,605)
Mark to market loss on interest rate derivatives	(8)	(928)	(755)	(1,184)
Loss on equity securities	—	—	—	(14,152)
Income (loss) before income taxes and equity in losses	1,672	1,851	(45,152)	(20,331)
Income tax (provision) benefit	(2,861)	(1,507)	63	(1,660)
Equity in losses, net of taxes	—	—	—	(2,092)
NET (LOSS) INCOME	$(1,189)	$344	$(45,089)	$(24,083)
BASIC (LOSS) INCOME PER COMMON SHARE	$(0.05)	$0.02	$(2.08)	$(1.12)
DILUTED (LOSS) INCOME PER COMMON SHARE	$(0.05)	$0.02	$(2.08)	$(1.12)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,125	$2,929
Accounts receivable, less allowances of $15,636 at September 30, 2025 and $14,093 at December 31, 2024	127,827	156,743
Inventory	221,185	202,408
Prepaid expenses and other current assets	11,616	11,488
Income taxes receivable	2,215	—
TOTAL CURRENT ASSETS	374,968	373,568
PROPERTY AND EQUIPMENT, net	15,270	15,049
OPERATING LEASE RIGHT-OF-USE ASSETS	51,777	59,571
INTANGIBLE ASSETS, net	137,271	183,527
OTHER ASSETS	1,838	2,595
TOTAL ASSETS	$581,124	$634,310
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$4,987	$4,891
Accounts payable	49,786	60,029
Accrued expenses	67,495	70,848
Income taxes payable	—	830
Current portion of operating lease liabilities	16,277	15,145
TOTAL CURRENT LIABILITIES	138,545	151,743
OTHER LONG-TERM LIABILITIES	15,720	15,955
INCOME TAXES PAYABLE, LONG-TERM	706	706
OPERATING LEASE LIABILITIES	46,154	56,740
DEFERRED INCOME TAXES	5,747	5,601
REVOLVING CREDIT FACILITY	62,411	42,693
TERM LOAN	127,196	130,949
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at September 30, 2025 and December 31, 2024; shares issued and outstanding: 22,657,435 at September 30, 2025 and 22,155,735 at December 31, 2024	227	222
Paid-in capital	283,248	280,566
Accumulated deficit	(80,610)	(32,550)
Accumulated other comprehensive loss	(18,220)	(18,315)
TOTAL STOCKHOLDERS’ EQUITY	184,645	229,923
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$581,124	$634,310

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(45,089)	$(24,083)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	16,533	16,241
Goodwill impairment	33,237	—
Amortization of financing costs	2,077	2,195
Gain on disposition of fixed assets	(94)	—
Mark to market loss on interest rate derivatives	755	1,184
Operating leases, net	(1,734)	(1,476)
Provision (recovery) for doubtful accounts	1,129	(241)
Deferred income taxes	—	144
Stock compensation expense	3,100	2,886
Equity in losses, net of taxes	—	2,092
Loss on equity securities	—	14,152
Changes in operating assets and liabilities
Accounts receivable	29,010	13,859
Inventory	(15,912)	(44,821)
Prepaid expenses, other current assets and other assets	(224)	2,929
Accounts payable, accrued expenses and other liabilities	(15,843)	16,759
Income taxes receivable	(2,215)	(2,894)
Income taxes payable	(860)	(663)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	3,870	(1,737)
INVESTING ACTIVITIES
Purchases of property and equipment	(3,221)	(1,604)
Net proceeds from sale of property	94	—
NET CASH USED IN INVESTING ACTIVITIES	(3,127)	(1,604)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	236,941	180,725
Repayments of revolving credit facility	(219,726)	(177,984)
Repayments of term loan	(5,625)	(5,625)
Payments for finance lease obligations	(33)	(22)
Payments of tax withholding for stock based compensation	(416)	(1,083)
Cash dividends paid	(2,858)	(2,893)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	8,283	(6,882)
Effect of foreign exchange on cash	170	18
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,196	(10,205)
Cash and cash equivalents at beginning of period	2,929	16,189
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12,125	$5,984

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended September 30, 2025:

	Quarter Ended				Twelve Months Ended September 30, 2025
	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
	(in thousands)
Net income (loss) as reported	$8,918	$(4,201)	$(39,699)	$(1,189)	$(36,171)
Income tax provision (benefit)	1,671	(142)	(2,782)	2,861	1,608
Interest expense	5,603	4,915	5,054	5,013	20,585
Depreciation and amortization	6,073	5,698	5,437	5,398	22,606
Gain on disposition of fixed assets	—	—	—	(94)	(94)
Mark to market (gain) loss on interest rate derivatives	(718)	527	220	8	37
Goodwill impairment	—	—	33,237	—	33,237
Stock compensation expense	1,034	1,062	1,044	994	4,134
Legal settlement gain, net(1)	—	(4,578)	—	—	(4,578)
Severance expense	—	—	270	—	270
Acquisition related expenses	143	—	123	49	315
Restructuring expenses	—	—	—	304	304
Warehouse redesign expenses(2)	249	—	139	76	464
Pro forma adjustments(3)					4,500
Adjusted EBITDA(4)	$22,973	$3,281	$3,043	$13,420	$47,217
(1) For the twelve months ended September 30, 2025, legal settlement gain, net included a net settlement of $6.4 million, and adjusted for legal fees incurred from March 2, 2018 through March 31, 2025 of $1.8 million.
(2) For the twelve months ended September 30, 2025, the warehouse redesign expenses were related to the U.S. segment.
(3) Pro forma adjustments represent the amount of operating expense reductions projected by the Company as a result of actions taken through September 30, 2025 or expected to be taken within 18 months of September 30, 2025, net of the benefits realized during the twelve months ended September 30, 2025. These actions include cost savings initiatives for the U.S. segment related to reductions in employee expenses (i.e., including terminated employees, furloughed employees and temporary salary reductions) and costs saving for the International segment related to Project Concord.
(4) Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude income tax provision (benefit), interest expense, depreciation and amortization, gain on disposition of fixed assets, mark to market (gain) loss on interest rate derivatives, goodwill impairment, stock compensation expense, legal settlement gain, net and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net income (loss) and adjusted diluted income (loss) per common share (in thousands -except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss) income as reported	$(1,189)	$344	$(45,089)	$(24,083)
Adjustments:
Acquisition intangible amortization expense	4,360	3,723	13,099	11,222
Legal settlement gain, net	—	—	(6,400)	—
Acquisition related expenses	49	210	172	946
Restructuring expenses	304	—	304	—
Warehouse redesign expenses(1)	76	662	215	715
Severance expense	—	—	270	—
Mark to market loss on interest rate derivatives	8	928	755	1,184
Loss on equity securities	—	—	—	14,152
Goodwill impairment	—	—	33,237	—
Income tax effect on adjustments	(1,103)	(1,362)	(10,278)	(3,462)
Income tax provision adjustment(2)	—	—	8,309	—
Adjusted net income (loss)(3)	$2,505	$4,505	$(5,406)	$674
Adjusted diluted income (loss) per common share(4)	$0.11	$0.21	$(0.25)	$0.03
(1) For the three and nine months ended September 30, 2025 and 2024, warehouse redesign expenses were related to the U.S. segment.
(2) The income tax provision adjustment is calculated using the effective tax rate for the nine months ended September 30, 2025 of 0.0% applied to the goodwill impairment adjustment. The income tax provision adjustment for the nine months ended September 30, 2025 provides important comparative analysis because the effective tax method was unusual due to timing of certain non-deductible expenses, including goodwill impairment.
(3) Adjusted net income and adjusted diluted income per common share in the three and nine months ended September 30, 2025 excludes acquisition intangible amortization expense, a legal settlement gain, net, acquisition related expenses, warehouse redesign expenses, severance expense, mark to market loss on interest rate derivatives, and goodwill impairment. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments and the income tax provision adjustment.
Adjusted net income and adjusted diluted income per common share in the three and nine months ended September 30, 2024 excludes acquisition intangible amortization expense, acquisition related expenses, warehouse redesign expenses, mark to market loss on interest rate derivatives, and loss on equity securities. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(4) Adjusted diluted income (loss) per common share is calculated based on diluted weighted-average shares outstanding of 21,834 and 21,610 for the three month period ended September 30, 2025 and 2024, respectively. Adjusted diluted income (loss) per common share is calculated based on diluted weighted-average shares outstanding of 21,683 and 21,643 for the nine month period ended September 30, 2025 and 2024, respectively. The diluted weighted-average shares outstanding for the three and nine months ended September 30, 2025 include the effect of dilutive securities of 66 and zero, respectively. The diluted weighted-average shares outstanding for the three and nine months ended September 30, 2024 included the effect of dilutive securities of 48 and 189, respectively.

Adjusted income from operations (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Income (loss) from operations	$6,693	$8,613	$(29,415)	$11,610
Adjustments:
Acquisition intangible amortization expense	4,360	3,723	13,099	11,222
Legal settlement gain, net	—	—	(6,400)	—
Acquisition related expenses	49	210	172	946
Restructuring expenses	304	—	304	—
Warehouse redesign expenses(1)	76	662	215	715
Severance expense	—	—	270	—
Goodwill impairment	—	—	33,237	—
Total adjustments	4,789	4,595	40,897	12,883
Adjusted income from operations(2)	$11,482	$13,208	$11,482	$24,493
(1) For the three and nine months ended September 30, 2025 and 2024, warehouse redesign expenses were related to the U.S. segment.
(2) Adjusted income from operations for the three and nine months ended September 30, 2025 excludes acquisition intangible amortization expense, a legal settlement gain, net, acquisition related expenses, restructuring expenses, warehouse redesign expenses, severance expenses, and goodwill impairment. Adjusted income from operations for the three and nine months ended September 30, 2024, excludes acquisition intangible amortization expense, acquisition related expenses, and warehouse redesign expenses.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended September 30,			Constant Currency (1) Three Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2025	2024	Increase (Decrease)	2025	2024	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$158,121	$170,222	$(12,101)	$158,121	$170,246	$(12,125)	$(24)	(7.1)%	(7.1)%	—%
International	13,791	13,615	176	13,791	14,180	(389)	(565)	(2.7)%	1.3%	4.0%
Total net sales	$171,912	$183,837	$(11,925)	$171,912	$184,426	$(12,514)	$(589)	(6.8)%	(6.5)%	0.3%

	As Reported Nine Months Ended September 30,			Constant Currency (1) Nine Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2025	2024	Increase (Decrease)	2025	2024	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$405,946	$431,205	$(25,259)	$405,946	$431,202	$(25,256)	$3	(5.9)%	(5.9)%	—%
International	37,913	36,540	1,373	37,913	37,573	340	(1,033)	0.9%	3.8%	2.9%
Total net sales	$443,859	$467,745	$(23,886)	$443,859	$468,775	$(24,916)	$(1,030)	(5.3)%	(5.1)%	0.2%
(1) “Constant Currency” is determined by applying the 2025 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact.” Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.